Exhibit 99.1

Media Release

Basel, 29 September 2014

Roche purchases shares in tender offer for InterMune, Inc.

Roche (SIX: RO, ROG; OTCQX: RHHBY) and InterMune, Inc. (NASDAQ: ITMN) today announced that Roche’s wholly owned subsidiary Klee Acquisition Corporation has accepted for payment all shares validly tendered pursuant to its tender offer for all outstanding shares of common stock of InterMune, Inc. at USD 74.00 per share in cash. The tender offer expired at 12:00 midnight, New York City time, at the end of the day on 26 September 2014, and was not extended.

As of the expiration of the tender offer, a total of approximately 96,362,877 shares of InterMune common stock were validly tendered and not withdrawn (excluding approximately 8,633,836 shares tendered by delivery of notices of guaranteed delivery for which certificates have not yet been delivered), representing approximately 79.42% of InterMune’s outstanding shares on a fully diluted basis.

Later today, Roche intends to complete the acquisition of InterMune through a merger of Klee Acquisition Corporation with and into InterMune without a vote or meeting of InterMune’s shareholders. In the merger, all shares of InterMune not owned by InterMune, Roche or their respective wholly owned subsidiaries (other than shares as to which appraisal rights have been validly exercised under Delaware law) will be converted into the right to receive the same cash consideration per share, less any applicable withholding taxes, as was paid in the tender offer. Following completion of the merger, InterMune will become a wholly owned subsidiary of Roche and InterMune’s shares will cease to be traded on NASDAQ Stock Market.

About InterMune

InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and orphan fibrotic diseases. In pulmonology, the company is focused on therapies for the treatment of idiopathic pulmonary fibrosis (IPF), a progressive, irreversible, unpredictable and ultimately fatal lung disease. InterMune’s research programs are focused on the discovery of targeted, small-molecule therapeutics and biomarkers to treat and monitor serious pulmonary and fibrotic diseases. For additional information about InterMune and its R&D pipeline, please visit http://www.intermune.com/.

About Roche

Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world’s largest biotech company, with truly differentiated medicines in oncology, immunology, infectious diseases, ophthalmology and neuroscience. Roche is also the world leader in in vitro diagnostics and tissue-based cancer diagnostics, and a frontrunner in diabetes management. Roche’s personalised healthcare strategy aims at providing medicines and diagnostics that enable tangible improvements in the health, quality of life and survival of patients. Founded in 1896, Roche has been making important contributions to global health for more than a century. Twenty-four medicines developed by Roche are included in the World Health Organisation Model Lists of Essential Medicines, among them life-saving antibiotics, antimalarials and chemotherapy.

In 2013 the Roche Group employed over 85,000 people worldwide, invested 8.7 billion Swiss francs in R&D and posted sales of 46.8 billion Swiss francs. Genentech, in the United States, is a wholly owned member of the Roche Group. Roche is the majority shareholder in Chugai Pharmaceutical, Japan. For more information, please visit www.roche.com.

Roche Group Media Relations

Phone: +41 -61 688 8888 / e-mail: roche.mediarelations@roche.com

- Nicolas Dunant (Head)

- Ulrike Engels-Lange

- Štěpán Kráčala

- Claudia Schmitt

- Nina Schwab-Hautzinger

All trademarks used or mentioned are protected by law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING THE POSSIBILITY THAT THE MERGER WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN INTERMUNE’S PUBLIC FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING THE “RISK FACTORS” SECTIONS OF INTERMUNE’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, AS WELL AS THE TENDER OFFER DOCUMENTS FILED BY KLEE ACQUISITION CORPORATION AND THE SOLICITATION/RECOMMENDATION STATEMENT FILED BY INTERMUNE. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND INTERMUNE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.